Exhibit 5.2

[Letterhead of Morgan, Lewis & Bockius LLP]

February 27, 2012

Armstrong World Industries, Inc.

2500 Columbia Avenue

P.O. Box 3001

Lancaster, PA 17605

RE:	Armstrong World Industries, Inc.
Registration Statement on Form S-3
Filed on February 27, 2012

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the potential offer and sale, from time to time, of securities of the Company (the “Securities”) as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), which may include, (i) common shares, par value $0.01 per share, of the Company (“Common Shares”) and debt securities of the Company (“Debt Securities”). The Debt Securities are to be issued under an indenture (as amended or supplemented, the “Indenture”) between the Company and a trustee (the “Trustee”) to be appointed prior to the issuance of any Debt Securities.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), (ii) the Company’s Amended and Restated Bylaws (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, (iv) the form of the Indenture; and (v) such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have relied upon certificates of officers of the Company and of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

Armstrong World Industries, Inc.

February 27, 2012

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•

the issuance, sale, number or amount, as the case may be, and terms of the Common Shares and/or Debt Securities to be offered from time to time pursuant to the Registration Statement (including the Prospectus and applicable Prospectus Supplement) will be duly authorized and established by authorizing resolutions of the Board, in accordance with the Articles, the Bylaws and applicable law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company is subject or at such time, exceed the number of authorized but unissued shares of such class available under the Company’s Articles as then in effect;

•

the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Common Shares and/or Debt Securities are offered and issued as contemplated by the Registration Statement;

•	all Common Shares and/or Debt Securities will be issued and sold in compliance with applicable federal and state securities laws;

•

a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Common Shares and/or Debt Securities offered or issued will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto, and the applicable Definitive Agreement will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any other party thereto is subject;

•

each series of Debt Securities will be issued under the Indenture by and between the Company and the Trustee and the Indenture will have been duly authorized and validly executed and delivered by each of the Company and the Trustee, and the Indenture will not conflict with or constitute a breach of the terms of any agreement, instrument or order to which the Company or any other party thereto is subject;

•	the execution and delivery by the Company of any certificates, if required, representing the Debt Securities will have been duly authorized by the Company.

•

a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the SEC describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that, as of the date hereof:

Armstrong World Industries, Inc.

February 27, 2012

1.	The Company is a corporation validly existing under the laws of the Commonwealth of Pennsylvania and will have all requisite corporate power and authority to perform its obligations under the Indenture.

2.	Upon due authorization by all requisite Corporate Action of the issuance and sale of the Debt Securities and the execution and delivery of the Indenture and the applicable Definitive Agreement, the Debt Securities provided for in the Indenture and such Definitive Agreement will be duly authorized by all requisite Corporate Action.

3.	Upon due authorization by all requisite Corporate Action of the issuance and sale of Common Shares and upon issuance and delivery of such Common Shares against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such Common Shares) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall provide for payment of consideration that shall be at least equal to the aggregate par value of such Common Shares), such Common Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof. The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors’ generally and general principles of equity.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder. Cleary Gottlieb Steen & Hamilton LLP may rely upon this opinion with respect to matters set forth herein that are governed by the laws of the Commonwealth of Pennsylvania for purposes of its opinion in connection with the Debt Securities, as filed with the SEC as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP